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                                                                  EXHIBIT 4.5(b)
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                            TRANSCO ENERGY COMPANY,
                                          Issuer


                                       to


                             THE BANK OF NEW YORK,
                                          Trustee.


                               -----------------


                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of February 10, 1995


                               -----------------


                                  $300,000,000

                                       of

                                 11 - 1/4% Notes

                                    DUE 1999






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
        THIS SECOND SUPPLEMENTAL INDENTURE, dated as of the 10th day of February 1995, made by and between TRANSCO ENERGY COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (hereinafter sometimes referred to as the "Trustee"), as Trustee.

                            RECITALS OF THE COMPANY

        WHEREAS, the Company and the Trustee entered into an Indenture dated as of July 1, 1992 (as amended by the First Supplemental Indenture dated as of October 15, 1993 by and between the Company and the Trustee, the "Indenture") to provide for the issuance of the Company's 11-1/4% Notes due 1999 (the "Notes") in the aggregate principal amount of $300,000,000;

        WHEREAS, in accordance with the terms of the original Indenture, the Company and the Trustee entered into the First Supplemental Indenture dated as of October 15, 1993 for the purpose of modifying Section 1010 of the Indenture;

        WHEREAS, the Company desires to execute and deliver this Second Supplemental Indenture in accordance with the provisions of the Indenture for the purposes of eliminating or modifying certain covenants of the Company, eliminating the provision restricting mergers and asset transfers by the Company, amending the events of default provision and making certain conforming and other changes;

        WHEREAS, Section 902 of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental thereto for the purpose of eliminating any provisions of the Indenture or modifying in any manner the rights of Holders of the Notes, subject to certain conditions specified therein:

        WHEREAS, the execution and delivery of this Second Supplemental Indenture by the Company have been duly authorized by the Company;

        WHEREAS, the execution and delivery of this Second Supplemental Indenture by the Company and the Trustee has been consented to by the Holders of over 50% of the aggregate principal amount of the Outstanding Notes in accordance with Section 902 of the Indenture, which consent was received by the Company pursuant to the terms of a Consent and Waiver dated as of February 10, 1995; and

        WHEREAS, all the conditions and requirements necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding agreement of the Company in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

        NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:
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                                       2

        For and in consideration of these premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                      INCORPORATION OF PREVIOUS DOCUMENTS

        SECTION 1.01. Incorporation of Previous Documents. This Second Supplemental Indenture is a supplemental indenture within the meaning of the Indenture and shall be read together and shall have the same effect as though all the provisions thereof and hereof were contained in one instrument. Unless otherwise expressly provided, the provisions of the Indenture are incorporated herein by reference.

        SECTION 1.02. Definitions. Unless otherwise provided herein, the terms used herein shall have the meanings ascribed to such terms in the Indenture.

                                 ARTICLE TWO

                         AMENDMENTS TO THE INDENTURE

        SECTION 2.01. Amendments to Section 101 of the Indenture.

        (a) Section 101 of the Indenture is hereby amended by deleting in their entirety the following definitions: "Consolidated Capitalization", "Consolidated Funded Debt", "Consolidated Income Tax Expense", "Consolidated Interest Coverage Ratio", "Consolidated Interest Expense", "Consolidated Net Income", "Consolidated Net Tangible Assets", "Consolidated Net Worth", "Consolidated Non-Cash Charges", "Consolidated Subsidiaries", "Consolidated Tangible Net Worth', "Funded Debt", and "Tangible Assets".

        (b) The definition of "Material Subsidiary" in Section 1.01 of the Indenture is hereby amended by adding at the end of such definition the following:

                ", provided that, with respect to each such Material Subsidiary, such Material Subsidiary is a Subsidiary of the Company."

        SECTION 2.02. Amendments to Section 501 of the Indenture. Section 501 is hereby amended by deleting clauses (4) and (11) in their entirety and replacing such clauses, respectively, with the following:

                "(4)   [intentionally omitted]"

                "(11)  [intentionally omitted]"
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                                       3


        SECTION 2.03. Amendments to Section 801 of the Indenture Section 801 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 801.  Company May Consolidate, Etc., Only on Certain Terms

        [intentionally omitted]"

        SECTION 2.04. Amendments to Section 802 of the Indenture. Section 802 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 8.02.  Successor Substituted

        [intentionally omitted]"

        SECTION 2.05. Amendments to Section 1009 of the Indenture. Section 1009 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 1009.  Limitation on Material Subsidiary Debt and Preferred
Stock.

        [intentionally omitted]"

        SECTION 2.06. Amendments to Section 1010 of the Indenture. Section 10 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 1010.  Limitation on Restricted Payments.

        [intentionally omitted]"

        SECTION 2.07. Amendments to Section 1011 of the Indenture. Section 1011 is hereby amended by deleting such section in its entirety and replacing such section:

        "Section 1011.  Limitation on Speculative Trading.

        [intentionally omitted]"
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                                       4

        SECTION 2.08. Amendments to Section 1012 of the Indenture. Section 1012 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 1012. Limitations Concerning Distributions by and Transfers to Material Subsidiaries.

        [intentionally omitted]"

        SECTION 2.09. Amendments to Section 1013 of the Indenture. Section 1013 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 1013.  Limitation on Liens.

        As long as any Notes are Outstanding, the Company will not, and will not permit any Material Subsidiary to, pledge, mortgage or hypothecate, or permit any mortgage, pledge or other lien upon, any property at any time owned by the Company or any Material Subsidiary, as the case may be, to secure any Indebtedness, without making effective provision whereby the Notes then Outstanding shall be equally and ratably secured together with any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to nor prevent the creation or existence of:

                (a) any mortgage, pledge or lien (1) which secures all or part of the purchase, acquisition or construction price or cost of any property or improvements to property (or secures a loan made to enable the Company or any Material Subsidiary to acquire or construct the property described in the instrument creating such mortgage, pledge or lien), or (2) upon any property acquired or constructed by the Company or any Material Subsidiary and created not later than 90 days after (i) such acquisition or completion of such construction or (ii) commencement of full operation of such property, whichever is later, or (3) existing on any property at the time of the acquisition thereof, whether or not assumed by the Company, or any Material Subsidiary; provided that in all such cases such mortgage, pledge or lien shall extend only to the property so acquired or constructed, fixed improvements thereon, replacements, products and proceeds thereof, the income and profits therefrom and, in the case of construction, the real property on which such property is located;

                (b) any mortgage, pledge or lien which secured Indebtedness of a Material Subsidiary to the Company or to a Material Subsidiary;
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                                     5

                (c) any lien upon any property or assets of a Person existing thereon at the time such Person becomes a Subsidiary by acquisition or otherwise;

                (d) any refunding or extension of maturity, in whole or in part, of any mortgage, pledge or lien created, existing or assumed in accordance with the provisions of clauses (a) through (c) above, inclusive, provided that the principal amount of the Indebtedness secured by such refunding or extended mortgage, pledge or lien shall not exceed the principal amount of the Indebtedness to be refunded or extended outstanding at the time of such refunding or extension, and that such refunding or extended mortgage, pledge or lien shall be limited to the same property that secured the Indebtedness refunded or extended;

                (e) any liens for taxes and assessments of the Company or a Material Subsidiary which are (i) for the then current year or (ii) not at the time delinquent or (iii) delinquent but the validity of which is being contested at the time by the Company or any Material Subsidiary in good faith:

                (f) any lien of, or to secure performance of, leases of the Company or of any Material Subsidiary;

                (g) any governmental lien, mechanics', materialmens', carriers' or similar lien incurred in the ordinary course of business by the Company or any Material Subsidiary which is not yet due or which is being contested in good faith by appropriate proceedings and any undetermined lien which is incidental to construction;

                (h) any lien arising out of pledges or deposits under workers' compensation laws, unemployment insurance. old age pensions or other social security or retirement benefits or similar legislation;

                (i) any irregularities in or deficiencies of title to any rights-of-way for pipelines, telephone lines, water lines, and/or appurtenances thereto or other improvements thereon, and to any real estate used or to be used primarily for right-of-way purposes, provided that in the opinion of counsel the Company shall have obtained from the apparent owner of the lands or estates therein covered by any such right-of-way a sufficient right, by the terms of the instrument granting such right-of-way, to the use thereof for the construction, operation or maintenance of such lines, appurtenances or improvements for which the same are used or are to be used, or provided that in the opinion of
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                                       6

        counsel the Company has power under eminent domain or similar statutes to remove such irregularities or deficiencies;

                (j) any lien securing the performance of bids, tenders, contracts (other than for the repayment of Indebtedness), leases (other than capital leases), statutory obligations, surety and appeal bonds, or progress or partial payments made to the Company or any Material Subsidiary and any other lien of like nature made or incurred in the ordinary course of business, and

                (k) any lien existing on the date of this Indenture.

        In case the Company shall propose to pledge, mortgage or hypothecate any assets or property at any time owned by it to secure any Indebtedness, other than as permitted by clauses (a) to (k), inclusive, of this Section 1013, it will prior thereto give written notice thereof to the Trustee. and will prior to or simultaneously with such pledge, mortgage or hypothecation, by supplemental indenture or other appropriate instrument executed to the Trustee (or to the extent legally necessary to another trustee or additional or separate trustee) effectively secure all the Notes then Outstanding equally and ratably with such Indebtedness, and the Trustee is hereby authorized, if necessary, to execute any such supplemental indenture or other instrument. In the event that the Company or any Material Subsidiary shall hereafter secure the Notes then Outstanding equally and ratably with any other Indebtedness pursuant to this Section 1013, the Company will deliver to the Trustee an Officers' Certificate stating that this Section 1013 has been complied with in connection with such transaction and the Trustee may receive said Officers' Certificate as conclusive evidence of the compliance with this Section 1013 of such transaction. including the compliance of any supplemental indenture or other instrument executed in connection with such transaction.

        For the purposes of this Section 1013, the term "Indebtedness" shall mean all items of indebtedness for borrowed money (other than unamortized debt discount and premium) which would be included in determining the total liabilities as shown on the liability side of a balance sheet as of the date as of which Indebtedness is to be determined, and shall include indebtedness for borrowed money (other than unamortized debt discount and premium) with respect to which the Company or any Subsidiary customarily pays interest secured by any mortgage, pledge or other lien or encumbrance of or upon, or any security interest in, any properties or assets owned by the Company or any Subsidiary, whether or not the Indebtedness secured thereby shall have been assumed, and shall also include guarantees of Indebtedness of others; provided that in determining Indebtedness of the Company or any Subsidiary there shall be included the aggregate liquidation preference of all outstanding securities of
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                                       7

    any Subsidiary senior to its Common Stock that are not owned by the Company or a Subsidiary; and provided, further, that the term "Indebtedness" of any Person shall not include the following:

    (a) any indebtedness, evidence of which is held in treasury (but the subsequent resale of such indebtedness shall be deemed to constitute the creation thereof); or

    (b) any particular indebtedness if, upon or prior to the maturity thereof, there shall have been deposited with a depositary (or set aside and segregated. if permitted by the instrument creating such indebtedness), in trust, money (or evidence of such indebtedness as permitted by the instrument creating such indebtedness) in the necessary amount to pay, redeem or satisfy such indebtedness."

        SECTION 2.10. Amendments to Section 1014 of the Indenture. Section 1014 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 1014.  Limitation on Sale and Leaseback Transactions.

        [intentionally omitted"

        SECTION 2.11. Amendments to Section 1015 of the
Indenture. Section 1015 is hereby amended bv deleting such section in its entirety and replacing such section with the following:

        "Section 1015. Limitation on Transactions with Affiliates and Related Persons.

        [intentionally omitted]"

        SECTION 2.12. Amendments to Section 1017 of the Indenture. Section 1017 is hereby amended by deleting such section in its entirety and replacing such section with the following:

        "Section 1017.  Limitation on Investments.

        intentionally omitted]"


        SECTION 2.13. Amendments to Section 1018 of the Indenture. Section 1018 is hereby amended by deleting such section in its entirety and replacing such section with the following:


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                                       8

        "Section 1018.  Limitation on Debt.

        [intentionally omitted "

                                 ARTICLE THREE
                                 THE TRUSTEE

        SECTION 3.01. Acceptance bv Trustee. The Trustee hereby accepts the amendments to the Indenture effected by this Second Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions in the Indenture and in this Second Supplemental Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture, for the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

        SECTION 4.01. Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Second Supplemental Indenture and the Indenture.

        SECTION 4.02. Counteparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 4.03. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

        SECTION 4.04. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 4.05. Successors and Assigns. All covenants and agreements of the Company in this Second Supplemental Indenture shall bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this Second Supplemental Indenture shall bind its successor and assigns, whether so expressed or not.

        SECTION 4.06. Separability Clause. In case any provision of this Second Supplemental Indenture should be invalid, illegal or unenforceable, the validity, legality and
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                                       9

enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        SECTION 4.07. Indenture Remains in Full Force and Effect. Except to the extent amended hereby or in connection herewith, all terms, provisions and conditions of the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms. Except as specifically modified herein, the Indenture remains unchanged and in full force and effect.

        SECTION 4.08. Conflict with Trust Indenture Act. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as amended (the "TIA") that is required under the TIA to be a part of and govern this Second Supplemental Indenture, the latter provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Second Supplemental Indenture as so modified or to be excluded, as the case may be.

               IN WITNESS WHEREOF, the Company and the Trustee have caused this Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        TRANSCO ENTERGY COMPANY

                                        By:     /s/  LARRY J. DAGLEY
                                            -----------------------------------
                                        Name:        LARRY J. DAGLEY
                                        Title:    Senior Vice President
[Corporate Seal]                                and Chief Financial Officer

ATTEST:


----------------------------------

                                        THE BANK OF NEW YORK


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:


[Corporate Seal]

ATTEST:

----------------------------------



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               IN WITNESS WHEREOF, the Company and the Trustee have caused this
Second Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        TRANSCO ENERGY COMPANY


                                        By:
                                            -----------------------------------
                                        Name:
                                        Title:


[Corporate Seal]

ATTEST:

----------------------------------



                                        THE BANK OF NEW YORK


                                        By:      /s/ WALTER N. GITLIN
                                            -----------------------------------
                                        Name:        WALTER N. GITLIN
                                        Title:        Vice President


[Corporate Seal]

ATTEST:

      /s/ ROBERT F. McINTYRE
----------------------------------
          ROBERT F. McINTYRE
       Assitant Vice President